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                                                                Exhibit 10.13


                       SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement and Release (the "Agreement") is entered into by and among following Parties: ActivCard, S.A., (the "Company"), ActivCard, Inc., Yves Audebert, Achille Delahaye and Jean Gerard Galvez (collectively "Defendants"), on the one hand, and Kenneth R. Fineman ("Plaintiff" or "Fineman"), on the other hand (collectively, the "Parties").

     On October 31, 1997, Plaintiff commenced an action entitled Kenneth R. Fineman v. ActivCard, S.A. et al., in the United States District Court for the Northern District of California, Case C-97-4021 MMC ("the Litigation") alleging violations of Sections 10(b) and 20(a) of the Securities Exchange
Act of 1934, fraud and deceit, conspiracy, breach of contract, breach of fiduciary duty against Defendants arising out of his ownership of shares in ActivCard Networks, Inc. and the merger of ActivCard Networks Inc. into Defendant ActivCard, Inc.

     Plaintiff believes that the claims asserted in the Litigation have merit. Defendants deny each and all of the claims and contentions alleged in the Litigation. Nevertheless, to avoid the expense and uncertainty of litigation the Parties desire that the Litigation be fully and finally settled in the manner and on the terms and conditions set forth below.

     Now, therefore, the Parties hereby agree that the Litigation be finally and fully settled upon and subject to the following terms and conditions:

1. CONSIDERATION:

     1.1 As additional consideration for Plaintiff's shares in ActivCard Networks, Inc., and in settlement of Plaintiff's claims in the Litigation, on the date of execution of this Agreement by the Parties, the Company will and hereby does authorize the disbursement to Fineman of U.S. $637,500 in cash (the "Cash Consideration") from the trust account described below and, on or before August 2, 1999, the Company shall deliver to Plaintiff 480,000 shares of common stock

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of ActivCard, S.A. (the "Shares") at an issue price of $1.25 per share (the
"Effective Date"). The Company shall deliver the Shares to Fineman by causing the Shares to be registered solely in the name of Kenneth R. Fineman on the books of PARIBAS, 3 rue d'antin, 75078 Paris CEDEX 2, France, in an account solely under Fineman's name and subject to his sole and exclusive authority and discretion. The fact and manner of the delivery of the Shares, including all account information, shall be verified by the Company in writing, and the Company shall use its best efforts to obtain from PARIBAS, and to deliver with the Company's verification to Fineman, written confirmation of the fact and manner of delivery and all account information, as soon as possible. For the purposes of this Agreement, however, the Shares shall not be considered to have been delivered, and the Company's performance of its obligations therefore not complete, until the foregoing written confirmation has been received by Plaintiff through his counsel of record, by facsimile or overnight delivery, at the address set forth below. The Shares shall be paid for in their entirety by setting off the subscription price of the Shares against the Company's obligation, pursuant to this Agreement, to provide Plaintiff additional consideration for Plaintiff's shares in ActivCard Networks, Inc. As of June 25, 1999, the Cash Consideration has been deposited by or on behalf of Defendants in an interest-bearing trust account maintained by Plaintiff's counsel, and Fineman is entitled to all interest accrued on the Cash Consideration. Collectively, the Cash Consideration and the Shares shall constitute the "Settlement Consideration."

     1.2 In consideration of the foregoing, as soon as practicable following the Company's performance of its obligations under paragraph 1.1, and in no event later than ten court days thereafter, Plaintiff shall dismiss the Litigation in its entirety, against all Defendants and each of them, with prejudice, with each Party bearing its own costs, expenses and legal fees in the Litigation. If for any reason the Litigation is not dismissed with prejudice, the Settlement Consideration, together with any interest earned, less all out of pocket expenses and fees incurred.



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on behalf of Plaintiff to secure French counsel in connection with reaching a final agreement, will be returned to the Company.

RELEASE:

2.1 A "Released Person" is a Party in whose favor the release set forth in this Agreement has been executed by another Party.

2.1 "Released Claims" shall collectively mean any and all claims (including "Unknown Claims" as defined in paragraph 2.2 hereof), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted, based upon the facts, transactions, events, occurrences, sets, disclosures, statements, omissions or failures to act which were, could or might have been alleged in the Litigation, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations.

2.2 "Unknown Claims" means any Related Claims which any Party does not know or suspect to exist in his or its favor at the time of the Effective Date which, if known by him or it, might have affected his or its settlement with and release of the Released Persons, or might have affected his or its decision to enter into this Agreement. With respect to any and all Released Claims, the Parties agree that, upon the Effective Date, the Parties shall have expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, or of international or foreign law which is similar, comparable or equivalent to California Civil Code Section 1542, which provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

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Each of the Parties may hereafter discover facts in addition to or different from those which he or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each Party agrees that upon the Effective Date that Party shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge that the foregoing waiver was separately bargained for and an essential element of the settlement of which this release is a part.

    2.3 As of the Effective Date, Plaintiff shall and hereby does fully, finally, and forever release Defendants and each of them, and their respective directors, officers, representatives, agents, employees, successors, assigns, heirs and attorneys, past and present, of and from the Released Claims. This release operates to make Defendants, and each of them, Released Persons, as defined herein, and includes the release of all Unknown Claims, as defined herein.

    2.4 As of the Effective Date, Defendants, and each of them, shall and hereby do fully, finally, and forever release Plaintiff, and each of his representatives, agents, successors, assigns, heirs and attorneys, past and present, of and from the Released Claims. This release operates to make Plaintiff a Released Person, as defined herein, and includes the release of all Unknown Claims, as defined herein.

3.  OTHER PROVISIONS:

    3.1 RIGHTS OF PLAINTIFF AS SHAREHOLDER. As a shareholder of the Company's common stock, Plaintiff shall have the rights appurtenant to such ownership. In particular, in the event

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the Company causes its common stock to become tradable (whether directly or indirectly, through American Depository Receipts), on any exchange other than NASDAQ, Plaintiff's shares shall be likewise so tradable.

    3.2 ACTION BY CORPORATE DEFENDANT TO EFFECT SETTLEMENT. The Company represents and warrants that it has taken all corporate and other action necessary and sufficient to secure all necessary approvals and to effect each and all of the terms of the Agreement, including any and all board actions, approvals (including shareholder approvals), and filings required by any governmental or other agency. The Defendants acknowledge that time is of the essence with respect to their execution of all documents and corporate and other action necessary to effectuate the Agreement.

    3.3 NO RESTRICTIONS ON SHARES. The Company represents and warrants that all of the Shares delivered to Plaintiff pursuant to this Agreement will be fully issued and shall be freely available and transferable without restriction. Upon delivery of the Shares, all securities and rights under this Agreement shall be freely transferable, assignable, and such securities may be used as collateral or pledged in any way at the sole discretion of the Plaintiff, except as otherwise provided herein.

    3.4 ORDERLY SALE OF SHARES. Plaintiff agrees to sell any Company Shares owned by him in an orderly fashion.

    3.5 TAX TREATMENT. The Parties agree that they will not report the transfer of the Settlement Consideration to Plaintiff as anything other than consideration paid pursuant to a "Deorganization" within the meaning of
Section 368 of the Internal Revenue Code. Defendants will not, however, be required to make any specific filings or to amend any previously filed tax returns. Plaintiff agrees to indemnify the Company for any United States withholding taxes finally determined by the Internal Revenue Service ("IRS") to be due and payable

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notwithstanding the reporting of the payment of the Settlement Consideration in the manner described, in the amount of such taxes that would have been payable by Plaintiff, but in no event to exceed $220,000. This indemnity provision shall be void and of no effect if Defendants report or contend in any manner that payment of the Settlement Consideration is anything other than consideration paid pursuant to a reorganization within the meaning of
Section 368 of the Internal Revenue Code; the foregoing however, does not limit Defendants' ability to accurately describe the facts pertaining to this settlement to the IRS in response to an inquiry by the IRS, and such responses shall not void this indemnity provision. This indemnity provision shall expire at the earlier of a change in control of the Company or January 1, 2003.

     3.6 AUTHORITY. Each of the Parties and signatories for the Parties represents that he or it has the full right, power and authority to execute and perform this Agreement and each of the other instruments and agreements required from that Party pursuant to this Agreement and that no such execution or performance in any way, directly or indirectly, violates or conflicts with: (a) any law or any order of a court or a government authority or agency, or (b) any contract, right, title or interest of any other person or entity.

     3.7 CONFIDENTIALITY. The terms of this Agreement shall be confidential. The Parties agree to keep each and all of the terms of this Agreement confidential from third parties, nonemployees, and from employees of any corporate Defendant who do not need to know such terms for the purpose of performing their duties, except as may be required by law including, without limitation, pursuant to an order of a court of competent jurisdiction, as required by any regulatory agency, to the Company's statutory auditors, for tax and accounting purposes, or as may be required in the course of due diligence pursuant to any merger, acquisition, or reorganization of the Company. The fact of the existence of a settlement may be disclosed. Released Persons may file the Agreement in any action that may be brought against them in order to support a defense or counterclaim based on principles of RES JUDICATA, collateral

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estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, but shall first take all action necessary to preserve the confidentiality of the terms of the Agreement, including filing under seal. No party hereto shall make or cause to be made any public statement, press release, or affirmative disclosure of the terms of this Agreement other than those statements required under the reporting requirements imposed by the laws of France or of the United States, nor shall any party hereto make or cause to be made any public statement or press release regarding the merits of the Litigation. Any party hereto who receives any inquiry regarding the Litigation shall respond only by saying that a settlement has been reached, and that its terms are confidential.

     3.8 LEGAL FEES. In any legal or equitable action or arbitration between any of the Parties arising out of a breach of or brought to enforce any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties its costs, expenses, and attorneys' fees incurred in connection therewith.

     3.9 WRITTEN MODIFICATION. This Agreement may not be altered, amended, modified, or otherwise changed in any respect or particular whatsoever, except in a writing duly executed by all of the Parties to this Agreement.

     3.10 ENTIRE AGREEMENT. The Parties agree that this Agreement constitutes their full, final, and irrevocable agreement to settle the Litigation and that this Agreement is the entire Agreement between the Parties and supersedes all prior or contemporaneous oral or written agreements or discussions, and that no Party has relied upon any other communication whatsoever in entering this Agreement. The Parties acknowledge that this Agreement has been reviewed by their respective counsel prior to its signing, and that each Party has had an opportunity to discuss fully the terms of this Agreement with its respective counsel.

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     3.11   SEVERABILITY.  All of the provisions of this Agreement shall be considered severable, such that if any provision or part hereof shall at any time be held under any law or ruling to be invalid, such provision or part shall remain in force to the extent allowed by law, and all other provisions shall remain in full force and effect and enforceable.

     3.12 CONSTRUCTION. All of the provisions of this Agreement are contractual and not mere recitals. The Parties hereby agree that any common-law, equitable or statutory rule to the effect that an ambiguous term or provision will be construed against the maker of this Agreement is hereby waived. In the event of any conflict between this Agreement and any translation of this Agreement, the English language version shall control.

     3.13 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective parent companies, affiliates, subsidiaries, agents, employees, officers, directors, shareholders, partners, joint ventures, attorneys, insurers, bonding companies, heirs, successors and assigns.

     3.14 CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with and pursuant to, the law of California.

     3.15 EXECUTION IN COUNTERPARTS AND/OR VIA FACSIMILE. This Agreement may be executed in one or more counterparts and/or via facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     3.16 JURISDICTION AND VENUE. The Defendants, and each of them, hereby consent to the jurisdiction of the United States District Court for the Northern District of California with respect to the enforcement of this Agreement, and any dispute arising under this Agreement. The parties further agree that venue in the Northern District of California is proper with respect to any action to enforce the provisions of this Agreement.

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     3.17   MEDIATION.  The Parties agree that any dispute between them arising under this agreement shall be submitted to non-binding mediation before a retired judge of the United States District Court for the Northern District of California or of the San Francisco Superior Court before any litigation is commenced with respect to such dispute.

    3.18 NO INSOLVENCY. Each Defendant warrants that, as to his or its contribution to the settlement consideration, at the time of such contribution, he or it was not insolvent nor did nor will such contribution render such Defendant insolvent within the meaning of and/or for the purposes of United States Bankruptcy Code, including Sections 1101 and 547, or any analogous provisions of the law of any other jurisdiction. This warranty is made by each Defendant and not by such Defendant's counsel.

    3.19 EFFECT OF COMPANY INSOLVENCY. If, prior to the expiration of 91 days following the transfer of any portion of the Settlement Consideration, a case is commenced in respect to the Company under Title 11 of the United States Code (Bankruptcy), or any analogous provisions of the law of any other jurisdiction, or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the Settlement Consideration, or any portion thereof, by or on behalf of the Company to be a preference, voidable transfer, fraudulent transfer or similar transaction, then the release given and Dismissal entered in favor of the Company pursuant to this Agreement shall be voidable, and Plaintiff's claims against the Company, and each of them, revived NUNC PRO TUNC, at Plaintiff's election.

    3.20 BEST EFFORTS. The Parties (a) acknowledge that it is their intent to consummate this Agreement, and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Agreement and to exercise their best efforts to accomplish the foregoing terms and conditions of the Agreement.

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     3.21  FULL, FINAL AND IRREVOCABLE SETTLEMENT OF CLAIMS. The Parties
intend this Agreement to be a final and complete resolution of all disputes between them with respect to the Litigation. The settlement compromises claims which are contested and shall not be deemed an admission by any Party as to the merits of any claim or defense. The Parties agree that the Settlement Consideration paid and the other terms of this Agreement were negotiated in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

     3.22 NO ADVERSE INFERENCES TO BE DRAWN. Neither this Agreement, nor any act performed or document executed pursuant to or in furtherance of the Agreement (including the Memorandum of Understanding effective June 11,
1999): (a) constitutes an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Persons; or
(b) may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons in any civil, criminal or administrative proceedings in any court, administrative agency or other tribunal.


AGREED AND APPROVED AS TO FORM:

 /s/ Jean-Gerard Galvez
-------------------------------------
ActivCard, S. A.
by Jean-Gerard Galvez, its chief executive officer

 /s/ Jean-Gerard Galvez
-------------------------------------
ActivCard, Inc.
by Jean-Gerard Galvez, its President

 /s/ Yves Audebert
-------------------------------------
Yves Audebert

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     3.21  FULL, FINAL AND IRRAVOCABLE SETTLEMENT OF CLAIMS. The Parties
intend this Agreement to be a final and complete resolution of all disputes between them with respect to the Litigation. The settlement compromises claims which are contested and shall not be deemed an admission by any Party as to the merits of any claim or defense. The Parties agree that the Settlement Consideration paid and the other terms of this Agreement were negotiated in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

     3.22 NO ADVERSE INFERENCE TO BE DRAWN. Neither this Agreement, nor any act performed or document executed pursuant to or in furtherance of the Agreement (including the Memorandum of Understanding effective June 11,
1999): (a) constitutes an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Persons; or
(b) may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons in any evil, criminal or administrative proceedings in any court, administrative agency or other tribunal.


AGREED AND APPROVED AS TO FORM:

 /s/ Jean-Gerard Galvez
-------------------------------------
ActivCard, S. A.
by Jean-Gerard Galvez, its chief executive officer

 /s/ Jean-Gerard Galvez
-------------------------------------
ActivCard, Inc.
by Jean-Gerard Galvez, its President


 /s/ Yves Audebert
-------------------------------------
Yves Audebert


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 /s/ Achille Delahayo
------------------------------------
Achille Delahaye


------------------------------------
Jean-Gerard Galvez


APPROVED AS TO FORM:





 /s/ A. C. Johnston
------------------------------------
A. C. Johnston
Peggy Bruggman
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
Telephone: (650) 813-5600
Facsimile (650) 494-0792

Attorneys for Defendants ActivCard, SA,
ActivCard, Inc., Yves Audebert, Achille Delahaye and Jean-Gerard Galvez




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------------------------------------
Achille Delahaye


 /s/ Jean-Gerard Galvez
------------------------------------
Jean-Gerard Galvez


APPROVED AS TO FORM:





 /s/ A. C. Johnston   7/23/99
------------------------------------
A. C. Johnston
Peggy Bruggman
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
Telephone: (650) 813-5600
Facsimile (650) 494-0792

Attorneys for Defendants ActivCard, SA,
ActivCard, Inc., Yves Audebert, Achille Delahaye and Jean-Gerard Galvez




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AGREED AND APPROVED AS TO FORM:




------------------------------------
Kenneth R. Fineman

APPROVED AS TO FORM:





------------------------------------


James B. Burns, Jr.
John B. Missing
James A. Lico
Brobeck, Phleger & Harrison LLP
One Market, Spear Tower
San Francisco, California 94105
Telephone (415) 442-0900
Facsimile (415) 979-2927

Attorneys for Plaintiff Kenneth R. Fineman



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